Exhibit 10.6

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this "Pledge") is made and entered into this 28th day of September, 2012, by and between X-FACTOR COMMUNICATIONS HOLDINGS, INC. ("Pledgor") and NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("Pledgee").

RECITALS:

A.           This Pledge is made to secure the performance of the Pledgor (as guarantor) pursuant to a Corporate Guarantee Agreement of even date herewith to secure the payment of all obligations pursuant to a Secured Convertible Promissory Note, dated July 31, 2009, as amended made and given by X-FACTOR COMMUNICATIONS, LLC (the "Borrower") to Pledgee (as lender) and all other documents (collectively, the “Loan Documents") executed in connection with a $500,000 loan (“Loan”).

B.           Borrower and Pledgor have consummated a reverse merger transaction pursuant to which Pledgor acquired all of the issued and outstanding membership interests of Borrower(the “Transaction”). In connection with the Transaction, the Pledgee, Borrower and Pledgor have agreed that Pledgor will pledge a first lien interest in all of Pledgor's membership interests in the Borrower (“Membership Interests”) to further secure the payment of all obligations under the Loan Documents.

NOW, THEREFORE, for and in consideration of the matters recited above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Pledgor agrees as follows:

1.           Security Interest. Pledgor hereby pledges and grants to Pledgee a security interest in and a lien on the Membership Interests, and all cash, securities and property paid, and/or distributed to or for the benefit of Pledgor as a consequence of Pledgor's ownership of the Membership Interests, or any portion thereof (collectively, the "Collateral"). The parties agree that financing statements (Forms UCC1) may be filed in Delaware.

2.           Obligations Secured. The Collateral and the continuing security interest granted herein shall secure all amounts payable under the Loan Documents.

3.           Delivery. All original certificates and instruments representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accomplished by duly executed instruments of transfer or assignments in blank.

4.           Covenants. Pledgor covenants and agrees that until the amounts due and owing under the Loan Documents have been paid in full, Pledgor shall:

(a)           Sale of Collateral. Not sell, transfer, assign or otherwise dispose of the Collateral, or any portion thereof, without the prior written consent of Pledgee.

(b) Creation of Liens. Not voluntarily create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind on the Collateral, or any portion thereof, except as contemplated hereby.

(c) Additional Documents and Future Actions. Pledgor will take such actions and provide Pledgee, from time to time, with such agreements, financing statements and additional instruments, documents or information as Pledgee may reasonably deem necessary or advisable to perfect, protect and maintain its security interests in the Collateral or any portion thereof, to permit Pledgee to protect its interest in the Collateral or any portion thereof, or to carry out the terms hereof. Pledgor irrevocably authorizes the filing of carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement.

(d) Requested Information. Upon a Default as defined below, with reasonable promptness, deliver to Pledgee all such other data and information in respect of the financial condition and affairs of Pledgor and the value of the Collateral, as Pledgee may reasonably request from time to time.

5.           Default. The occurrence of an Event of Default as defined under any of the Loan Documents shall constitute a Default hereunder.

6.           Rights of Pledgor and Pledgee.

(a)           Before a Default. Prior to the occurrence of an Event of Default:

(1) Voting.  Pledgor shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral, or any portion thereof, for any purpose not inconsistent with the terms hereto.

(2)  Distributions.  Pledgor shall be entitled to receive and retain, free and clear of any security interest in favor of Pledgee, any and all distributions with respect to the Collateral, or any portion thereof.

(b)           After a Default. Upon the occurrence and during the continuance of an Event of Default:

(1)           Voting. Pledgee shall have the right to (i) exercise voting and other consensual rights which Pledgor would otherwise be entitled to exercise and (ii) receive distributions which Pledgor would otherwise be authorized to receive and retain.

(2)           Sale of Collateral. Pledgee may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New Jersey.

7. Reasonable Care. Pledgee shall exercise reasonable care in the custody and preservation of the Collateral in its possession.

8. Return of Collateral. Upon the satisfaction by the Pledgor of all its Obligations under the Corporate Guarantee Agreement and this Agreement, the security interest given in the Collateral shall be terminated. Within ten (10) days thereof, the Pledgee shall deliver the Collateral to Pledgor.

9. Miscellaneous.

(a)                      Communications and Notices. Any notice, demand or request required or permitted to be made pursuant to, under or by virtue of this Agreement shall be delivered in accordance with the terms of the Corporate Guarantee Agreement.

(b)           Severability. The provisions of this Pledge are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

(c) Headings. The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

(d)           Binding Effect. This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns, as applicable.

(e)           Amendment. No modification of this Pledge shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

(f) Governing Law. This Pledge has been made, executed and delivered in the State of New Jersey and shall be construed in accordance with and governed by the laws of such State.

(g) No Third-Party Beneficiaries. The rights and benefits of this Pledge shall not inure to the benefit of any third party.

(h) Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNFSS WHEREOF, Pledgor has executed this Pledge as of the day and year first above written.

PLEDGOR:
X-FACTOR COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Charles Saracino
Name:	Charles Saracino
Title:	President & CEO

PLEDGEE;
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

By:	/s/ Daniel Weick
Name:	Daniel Weick
Title:	Director-Finance and Bond Portfolio Management

ACKNOWLEDGMENT

STATE OF NEW JERSEY    :
          ss.:
COUNTY OF Bergen    :

BE IT REMEMBERED, that on this 1st day of October, 2012, before me, the subscriber, personally appeared CHARLES SARACINO, who, being by me duly sworn, did depose and make proof to my satisfaction that he is the PRESIDENT & CEO of X-FACTOR COMMUNICATIONS HOLDINGS, INC., the entity mentioned in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of said entity; and said Instrument was signed and delivered by said officer as and for the voluntary act and deed of said entity.

/s/ John Jung Min Kim
John Jung Min Kim
Notary Public State of New Jersey My Commission Expires Feb. 16, 2017

ACKNOWLEDGMENT

STATE OF NEW JERSEY    :
ss.:
COUNTY OF MERCER   :

BE IT REMEMBERED, that on this 28th day of September, 2012, before me, the subscriber, personally appeared DANIEL WEICK, who, being by me duly sworn, did depose and make proof to my satisfaction that she is the DIRECTOR – FINANCE AND BOND PORTFOLIO MANAGEMENT of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, the authority mentioned in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Members of said authority; and said Instrument was signed and delivered by said officer as and for the voluntary act and deed of said authority.

/s/ Carol A. Hirth
Carol A. Hirth
State of New Jersey
My Commission Expires February 27, 2014